As filed with the Securities and Exchange Commission on May 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Karyopharm Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3931704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, MA	02459
(Address of Principal Executive Offices)	(Zip Code)

Amended & Restated 2013 Employee Stock Purchase Plan, as amended

2022 Equity Incentive Plan, as amended

(Full title of the plan)

Richard Paulson

President and Chief Executive Officer

Karyopharm Therapeutics Inc.

85 Wells Avenue, 2nd Floor

Newton, MA 02459

(Name and address of agent for service)

(617) 658-0600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register (a) an additional 5,000,000 shares of Common Stock, $0.0001 par value per share, of Karyopharm Therapeutics Inc. (the “Registrant”) issuable under the Registrant’s Amended & Restated 2013 Employee Stock Purchase Plan, as amended (the “ESPP”) and (b) an additional 6,000,000 shares of Common Stock issuable under the Registrant’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of (i)  the Registration Statement on Form S-8, File No. 333-194746, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 21, 2014 relating to the ESPP, (ii)  the Registration Statement on Form S-8, File No. 333-210221, filed by the Registrant with the SEC on March 15, 2016 relating to the ESPP, (iii)  the Registration Statement on Form S-8, File No. 333-229971, filed by the Registrant with the SEC on February 28, 2019 relating to the ESPP, (iv)  the Registration Statement on Form S-8, File No. 333-237160, filed by the Registrant with the SEC on March 13, 2020 relating to the ESPP, (v)  the Registration Statement on Form S-8, File No. 333-263075, filed by the Registrant with the SEC on February 28, 2022 relating to the ESPP, (vi)  the Registration Statement on Form S-8, File No. 333-265386, filed by the Registrant with the SEC on June 3, 2022 relating to the 2022 Plan, (vii)  the Registration Statement on Form S-8, File No. 333-269845, filed by the Registrant with the SEC on February 17, 2023, relating to the ESPP and (viii)  the Registration Statement on Form S-8, File No. 333-273593, filed by the Registrant with the SEC on August 2, 2023, relating to the ESPP and the 2022 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

4.1 (1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2 (2)	Third Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1 (3)	Amended & Restated 2013 Employee Stock Purchase Plan, as amended

99.2 (4)	2022 Equity Incentive Plan, as amended

107	Filing Fee Table

(1)	Previously filed with the SEC as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36167) filed with the SEC on August 2, 2023 and incorporated herein by reference.
(2)	Previously filed with the SEC as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36167) filed with the SEC on December 2, 2022 and incorporated herein by reference.
(3)

Previously filed with the SEC as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36167) filed with the SEC on April 19, 2024 and incorporated herein by reference.

(4)

Previously filed with the SEC as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36167) filed with the SEC on April 19, 2024 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 30th day of May, 2024.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Richard Paulson
Name:	Richard Paulson
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Karyopharm Therapeutics Inc., hereby severally constitute and appoint Richard Paulson, Michael Mason and Michael Mano, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Karyopharm Therapeutics Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Paulson Richard Paulson	President and Chief Executive Officer and Director (principal executive officer)	May 30, 2024

/s/ Michael Mason Michael Mason	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 30, 2024

/s/ Garen G. Bohlin Garen G. Bohlin	Director	May 30, 2024

/s/ Barry E. Greene Barry E. Greene	Director	May 30, 2024

/s/ Mansoor Raza Mirza Mansoor Raza Mirza, M.D.	Director	May 30, 2024

/s/ Christy J. Oliger Christy J. Oliger	Director	May 30, 2024

/s/ Deepika R. Pakianathan Deepika R. Pakianathan, Ph.D.	Director	May 30, 2024

/s/ Chen Schor Chen Schor	Director	May 30, 2024

/s/ Zhen Su Zhen Su, M.D.	Director	May 30, 2024